Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 11, 2024, relating to the consolidated financial statements of Notable Labs, Ltd. and subsidiaries (the “Company”) appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2023.

/s/ DELOITTE & TOUCHE LLP

San Francisco, California

April 19, 2024